UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FORUM REAL ESTATE INCOME FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

From Email: dfisk@forumig.com

Reply To Email: pcolbern@forumig.com

Subject: ACTION REQUESTED – FREIF Proxy Vote

As an investor in FREIF, I’d like your help to get our proxy solicitation over the line. In case you missed it, this vote allows FREIF to transition its sub-advisor from Janus Henderson to Nuveen, and we need your vote.

The easiest way to cast your vote is to call the voting hotline and speak to a live agent: (866) 807-3048 (you can call any time of day).

Your participation is greatly appreciated.

If you have questions, please reach out to Patxi Colbern at pcolbern@forumig.com.

Thank you!

Darren Fisk

Founder & CEO

Forum Investment Group

CONFIDENTIALITY NOTICE: The information in this message, and any files transmitted with it, is confidential, may be legally privileged, and intended only for the use of the individuals(s) named above. Any review, retransmission, dissemination, or other use of, or taking of any action in reliance upon, this information by persons or entities other than the intended recipient is prohibited. Be aware that the use of any confidential or personal information may be restricted by state and federal privacy laws. If you are not the intended recipient, do not further disseminate this message. If this message was received in error, please notify the sender and delete it.

Unsubscribe	Manage preferences